Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 252 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our report dated February 23, 2017 on Transamerica Partners Institutional Stock Index, included in the Annual Report to Shareholders for the fiscal year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 28, 2018